Yum! Brands Inc. Announces Full Year 2010 EPS Growth of 17%
 or $2.53 Per Share, Excluding Special Items;
Reported 2010 EPS was $2.38.

Louisville, KY (February 2, 2011) — Yum! Brands Inc. (NYSE: YUM) today reported results for the fourth quarter and year ended December 25, 2010.

FULL YEAR HIGHLIGHTS

●	Worldwide system sales grew 4%, prior to foreign currency translation, including 17% in China, 4% in Yum Restaurants International (“YRI”), and 2% in the U.S.

●	Same-store-sales grew 6% in China and 1% in the U.S. Same-store-sales were flat in YRI.

●	International development continued at a strong pace with 1,391 new restaurants including 507 new units in China and 884 new units in YRI.

●	Worldwide restaurant margin increased 1.3 percentage points to 17.0% including improvement in China, YRI, and the U.S.

●	Worldwide operating profit grew 15%, prior to foreign currency translation, including 26% in China, 11% in YRI, and 3% in the U.S.

●	Increased the quarterly dividend by 19% in the third quarter and repurchased 9.8 million shares totaling $390 million at an average price of $40 over the course of the year.

FOURTH QUARTER HIGHLIGHTS

●	Worldwide system sales grew 7%, prior to foreign currency translation, including 19% in China, 6% in YRI, and 5% in the U.S.

●	Same-store-sales grew 8% in China, 1% in YRI, and 5% in the U.S.

●	Worldwide restaurant margin increased 1.0 percentage point including improvement in YRI and the U.S. China restaurant margin was essentially flat.

●	Worldwide operating profit grew 13%, prior to foreign currency translation, including 15% in China, 18% in YRI, and 15% in the U.S.

	Fourth Quarter			Full Year
	2010	2009	% Change	2010	2009	% Change
EPS Excluding Special Items	$0.63	$0.50	27%	$2.53	$2.17	17%
Special Items Gain/(Loss)1	($0.07)	($0.05)	NM	($0.15)	$0.05	NM
EPS	$0.56	$0.45	26%	$2.38	$2.22	7%
1 See Reconciliation of Non-GAAP Measurements to GAAP Results for further detail of the Special Items.  Special Items in 2010 are primarily  losses from U.S. and Mexico refranchising.  Special Item gains in Full Year 2009 were driven by Shanghai JV consolidation.
Note: All comparisons are versus the same period a year ago and exclude Special Items unless noted.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
Tel 502 874-8006 • Fax 502 874-2410 • Web Site www.yum.com/investors

David C. Novak, Chairman and CEO, said, “I’m pleased to report that 2010 was perhaps our best year as a public company.  We finished the year with a strong fourth quarter that resulted in 27% EPS growth, excluding special items.  We delivered 17% full year EPS growth, making 2010 the ninth consecutive year we exceeded our annual target of at least 10%.  I’m particularly pleased that performance was driven by an impressive 15% increase in operating profit, before currency translation, including gains across all of our business divisions.

I am equally pleased that in addition to strong financial performance, we improved our competitive position around the world.  The highlight of our year was the fantastic performance from our China business, as we increased operating profit 26%, prior to foreign currency translation.  KFC added 414 new restaurants in China and now has over 3,200 units throughout the country.  Pizza Hut Casual Dining further demonstrated that it is a growing, profitable, and respected force in the casual dining category.  In addition to extending our lead in China, we also built upon our position as the global restaurant leader in other emerging markets.  During 2010, over 1,000 of the 1,391 new international units we added were in emerging markets.  Yum! now has over 10,000 restaurants in emerging markets throughout the world.  Our leadership and growth potential in China and other emerging markets, coupled with the strength of our brands around the world, lead us to believe we’re on the ground floor of even more global growth.

As we enter 2011, we know that we face commodity inflation and a global economy that is still recovering.  However, we are fortunate that the sizable unit development we achieved in 2010 provides us with a head start toward achieving our 2011 profit growth.  I am very confident that we will build on our track record of double-digit EPS growth.”

CHINA DIVISION

	Fourth Quarter				Full Year
			% Change				% Change
	2010	2009	Reported	Ex F/X	2010	2009	Reported	Ex F/X
System Sales Growth			+21	+19			+18	+17
Same-Store-Sales Growth	+8	(3)	NM	NM	+6	(1)	NM	NM
Restaurant Margin (%)	18.2	18.3	(0.1)	(0.1)	22.1	21.0	1.1	1.1
Operating Profit ($MM)	173	147	+18	+15	755	596	+27	+26

●
China Division system sales grew 17% for the full year and 19% for the fourth quarter, prior to the benefit of foreign currency translation, driven by significant new unit development and strong same-store-sales growth.  Several successful KFC sales-building initiatives, including breakfast, delivery and 24 hour operation produced solid growth in transactions.  KFC same-store-sales increased 5% for the year.  Pizza Hut Casual Dining continued to revamp its menu every six months and leverage various value initiatives.  Same-store-sales increased 14% for the year at Pizza Hut Casual Dining.

○	China opened 507 new restaurants for the full year including a record 262 in the fourth quarter.

China Units	Q4 2010	% Change
Traditional Restaurants	3,906	+13
KFC	3,244	+13
Pizza Hut Casual Dining	520	+14
Pizza Hut Home Service	120	+19

●
Restaurant margin increased 1.1 percentage points for the full year driven primarily by same-store-sales growth from higher transaction counts and commodity deflation.  The impact of higher labor costs had a more negative impact on restaurant margin as the year progressed.

●	Full year operating profit benefited $16 million from our brands’ participation in the World Expo in Shanghai. This benefit will not occur in 2011.

●	Foreign currency translation benefited operating profit by $6 million for the full year and $4 million in the fourth quarter.

●	China Division includes solely the results of our operations in mainland China.

YUM! RESTAURANTS INTERNATIONAL (YRI) DIVISION

	Fourth Quarter				Full Year
			% Change				% Change
	2010	2009	Reported	Ex F/X	2010	2009	Reported	Ex F/X
Traditional Restaurants	14,281	13,808	+3	NA	14,281	13,808	+3	NA
System Sales Growth			+8	+6			+10	+4
Franchise & License Fees	242	220	+11	+8	741	665	+11	+6
Operating Profit ($MM)	184	151	+22	+18	589	497	+19	+11
Operating Margin (%)	18.6	15.5	3.1	2.6	19.1	16.6	2.5	2.0

●
YRI system sales grew 4% for the full year, prior to the benefit of foreign currency translation, driven primarily by new unit development.  Our emerging markets led the way with 9% system sales growth and net unit growth of 6%, while developed markets system sales grew 2% driven by 1% net unit growth.

●	In 2010 we opened 884 new units including 406 in the fourth quarter. The vast majority of these new units were opened by our franchisees.

●
Restaurant margins increased 0.8 percentage points to 11.7% for the full year and 1.9 percentage points to 12.2% in the fourth quarter.  The annual increase was primarily driven by our equity business in Thailand and the refranchising of our Taiwan business in the first quarter.

●	Operating profit grew 11% for the full year and 18% for the fourth quarter, prior to foreign currency translation. The annual increase was primarily driven by growth across Asia.

●
In the fourth quarter, consistent with our strategy to shift resources to high growth, high return businesses, we refranchised all of our company-owned restaurants in Mexico including 222 KFCs and 123 Pizza Huts.

●	Foreign currency translation positively impacted operating profit by $36 million for the full year including $5 million in the fourth quarter.

Key YRI Markets	System-Sales Growth Ex F/X (%)
	Fourth Quarter	Full Year
Franchise Only Markets
Asia (ex China)	+4	+4
Continental Europe	+5	+1
Middle East	+9	+9
Latin America	+9	+8
Company/Franchise Markets
Australia	+3	+1
UK	+1	+2
New Growth Markets
France	+16	+15
Russia	+13	+9
India	+39	+39

YRI EMERGING MARKET ANNUAL UNIT GROWTH

●
In 2010 YRI opened 548 restaurants in emerging markets including 331 KFCs and 160 Pizza Huts.  YRI has restaurants in 67 emerging market countries including Nigeria, which became a new KFC market in 2010.

●	Taco Bell International opened 15 restaurants in emerging markets in 2010 and by the end of the year had 81 restaurants in 9 emerging market countries.

●	Vietnam is one of our fastest growing emerging markets and ended the year with 102 units, up 19% from 2009. Unit growth included 13 KFCs and 4 Pizza Huts.

	2010 New Builds		Year-end 2010	Net Unit Growth
	KFC	Pizza Hut	Units	%
Africa
South Africa	38	-	614	+5
Egypt	10	3	161	+9

Asia
Indonesia	33	26	805	+9
Malaysia	53	17	778	+9
Thailand	24	-	527	+3
Philippines	27	9	367	+6
India	34	18	278	+21
Hong Kong	-	7	164	+1

Europe
Russia	10	-	163	(6)

Latin America
Mexico	4	3	498	(2)

Top 10 YRI EM	233	83	4,355	+6
Rest of YRI EM	98	77	1,995	+6
Total YRI EM	331	160	6,350	+6
Total YRI Developed	199	131	7,931	+1
Total YRI	530	291	14,281	+3

Note:	Top 10 YRI emerging markets by 2010 year-end unit count.
To classify emerging markets, we use the World Bank definition of developing countries.
Taco Bell International had 21 total new builds
Long John Silver’s and A&W had 42 total new builds

U.S. DIVISION

	Fourth Quarter			Full Year
	2010	2009	% Change	2010	2009	% Change
Same-Store-Sales Growth (%)	+5	(8)	NM	+1	(5)	NM
Restaurant Margin (%)	14.1	13.5	+0.6	14.2	13.9	+0.3
Operating Profit ($MM)	173	150	+15	668	647	+3
Operating Margin (%)	14.1	11.8	+2.3	16.2	14.5	+1.7

●
Same-store-sales increased 1% for the full year driven by growth of 8% at Pizza Hut and 2% at Taco Bell, and offset by a decline of 4% at KFC.  For the fourth quarter, same-store-sales increased 5% driven by growth of 10% at Pizza Hut, 4% at Taco Bell, and 1% at KFC.

●	Restaurant margin increased 0.3 percentage points for the full year and 0.6 percentage points for the fourth quarter, primarily due to refranchising lower margin restaurants.

●
Operating profit increased $21 million for the full year and $23 million for the fourth quarter.  Operating profit for the full year benefited from lower closure and impairment expense partially offset by higher legal expenses.

U.S. REFRANCHISING UPDATE

●
In the fourth quarter, 306 company-owned U.S. restaurants were sold to franchisees.  For the full year, we refranchised 404 units, including 278 Pizza Huts, 74 Taco Bells, and 52 KFCs. U.S. company ownership is now 14%, a 2 percentage point reduction from 2009, with Pizza Hut 8%, KFC 16% and Taco Bell 24%. U.S. refranchising proceeds in 2010 were $185 million. A net gain of $33 million for the fourth quarter and a net loss of $18 million for the full year were reported in Special Items.

REMINDER - DIVISION REPORTING REALIGNMENT

Beginning in the first quarter of 2010, Thailand and KFC Taiwan, previously part of China Division, are being reported as part of YRI.  The China Division includes solely the results of our mainland China business.  While our consolidated results are not impacted, our historical segment financial information for YRI and China Division has been restated for 2009 for consistent presentation.

CONFERENCE CALL

Yum! Brands Inc. will host a conference call to review the company’s financial performance and strategies at 9:15 a.m. ET Thursday, February 3, 2011. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers.

The call will be available for playback beginning at noon Eastern Time Thursday, February 3, 2011 through midnight Thursday, February 17, 2011.   To access the playback, dial 800/642-1687 in the United States and 706/645-9291 internationally.  The playback pass code is 38585515.

The webcast and the playback can be accessed via the internet by visiting Yum! Brands’ Web site, www.yum.com/investors and selecting “Q4 2010 Earnings Conference Call” under “Investors: Presentations.” A podcast will be available within 24 hours.

ADDITIONAL INFORMATION ONLINE
Fourth quarter end dates for each division, restaurant-count details, and definitions of terms including Key Markets are available online at www.yum.com under “Investors”.

This announcement, any related announcements and the related webcast may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Our forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from those projected. Factors that can cause our actual results to differ materially include, but are not limited to: food borne-illness or food safety issues; economic and political conditions in the countries where we operate; currency exchange and interest rates; commodity, labor and other operating costs; our ability to secure and maintain distribution and adequate supply to our restaurants; the effectiveness of our operating initiatives and marketing; the success of our strategies for refranchising and international development; the continued viability and success of our franchise and license operators; publicity that may impact our business and/or industry; pending or future legal claims; the impact of any widespread illness; our effective tax rates; our actuarially determined casualty loss estimates; government regulations; accounting policies and practices; and competition, consumer preferences or perceptions. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We are not undertaking to update any of these statements.

Yum! Brands, Inc., based in Louisville, Kentucky, is the world’s largest restaurant company in terms of system restaurants, with more than 37,000 restaurants in over 110 countries and territories. The company is ranked #216 on the Fortune 500 List, with revenues of nearly $11 billion in 2009. Four of the company’s restaurant brands – KFC, Pizza Hut, Taco Bell and Long John Silver’s – are the global leaders of the chicken, pizza, Mexican–style food and quick–service seafood categories, respectively. Outside the United States in 2010, the Yum! Brands system opened nearly four new restaurants each day of the year, making it a leader in international retail development.

Analysts are invited to contact
Tim Jerzyk, Senior Vice President Investor Relations, at 888/298-6986
Steve Schmitt, Director Investor Relations, at 888/298-6986
Members of the media are invited to contact
Amy Sherwood, Vice President Public Relations, at 502/874-8200

YUM! Brands, Inc.
Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter		% Change	Year		% Change
	12/25/10	12/26/09	B/(W)	12/25/10	12/26/09	B/(W)
Company sales	$3,071	$2,911	5	$9,783	$9,413	4
Franchise and license fees and income	491	454	8	1,560	1,423	10
Total revenues	3,562	3,365	6	11,343	10,836	5

Company restaurants
Food and paper	979	922	(6)	3,091	3,003	(3)
Payroll and employee benefits	692	669	(3)	2,172	2,154	(1)
Occupancy and other operating expenses	922	898	(3)	2,857	2,777	(3)
Company restaurant expenses	2,593	2,489	(4)	8,120	7,934	(2)

General and administrative expenses	464	409	(13)	1,277	1,221	(5)
Franchise and license expenses	39	44	11	110	118	7
Closures and impairment (income) expenses	26	72	64	47	103	54
Refranchising (gain) loss	12	(17)	NM	63	(26)	NM
Other (income) expense	(12)	(7)	52	(43)	(104)	(59)
Total costs and expenses, net	3,122	2,990	(4)	9,574	9,246	(4)

Operating Profit	440	375	17	1,769	1,590	11
Interest expense, net	54	56	2	175	194	9
Income before income taxes	386	319	21	1,594	1,396	14
Income tax provision	109	101	(8)	416	313	(33)
Net income – including noncontrolling interest	277	218	27	1,178	1,083	9
Net income – noncontrolling interest	3	2	(39)	20	12	(60)
Net income – YUM! Brands, Inc.	$274	$216	27	$1,158	$1,071	8

Effective tax rate	28.1%	31.5%	3.4 ppts	26.1%	22.4%	(3.7) ppts.

Basic EPS Data
EPS	$0.58	$0.46	26	$2.44	$2.28	7
Average shares outstanding	474	474	—	474	471	(1)

Diluted EPS Data
EPS	$0.56	$0.45	26	$2.38	$2.22	7
Average shares outstanding	488	485	—	486	483	(1)

Dividends declared per common share	$0.50	$0.42		$0.92	$0.80

See accompanying notes.

YUM! Brands, Inc.
CHINA DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change	Year		% Change
	12/25/10	12/26/09	B/(W)	12/25/10	12/26/09	B/(W)

Company sales	$1,336	$1,101	21	$4,081	$3,352	22
Franchise and license fees and income	16	15	9	54	55	—
Total revenues	1,352	1,116	21	4,135	3,407	21

Company restaurant expenses, net
Food and paper	453	379	(19)	1,362	1,175	(16)
Payroll and employee benefits	215	161	(32)	587	447	(31)
Occupancy and other operating expenses	425	359	(19)	1,231	1,025	(20)
	1,093	899	(21)	3,180	2,647	(20)
General and administrative expenses	80	71	(14)	216	188	(15)
Franchise and license expenses	—	—	NM	1	—	NM
Closures and impairment (income) expenses	11	3	NM	16	9	(65)
Other (income) expense	(5)	(4)	8	(33)	(33)	—
	1,179	969	(22)	3,380	2,811	(20)
Operating Profit	$173	$147	18	$755	$596	27

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	33.9	34.5	0.6 ppts.	33.4	35.1	1.7 ppts.
Payroll and employee benefits	16.1	14.7	(1.4) ppts.	14.4	13.3	(1.1) ppts.
Occupancy and other operating expenses	31.8	32.5	0.7 ppts.	30.1	30.6	0.5 ppts.
Restaurant margin	18.2%	18.3%	(0.1) ppts.	22.1%	21.0%	1.1 ppts.

See accompanying notes.

As discussed in (d) in the accompanying notes, we began consolidating the operating entity that owns the KFC business in Shanghai, China, with 236 units, during the second quarter of 2009.  This entity was previously accounted for as an unconsolidated affiliate.

As discussed in (g) in the accompanying notes, beginning in 2010 the China Division only consists of operations in mainland China and the International Division includes the remainder of our international operations.  We have restated the segment information for 2009 to be consistent with 2010.

YUM! Brands, Inc.
YUM! RESTAURANTS INTERNATIONAL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change	Year		% Change
	12/25/10	12/26/09	B/(W)	12/25/10	12/26/09	B/(W)

Company sales	$745	$756	(1)	$2,347	$2,323	1
Franchise and license fees and income	242	220	11	741	665	11
Total revenues	987	976	1	3,088	2,988	3

Company restaurant expenses, net
Food and paper	237	245	3	753	758	1
Payroll and employee benefits	187	193	2	591	586	(1)
Occupancy and other operating expenses	229	241	5	727	724	—
	653	679	4	2,071	2,068	—
General and administrative expenses	130	119	(8)	378	362	(4)
Franchise and license expenses	12	10	(10)	36	39	9
Closures and impairment (income) expenses	8	17	49	14	22	34
Other (income) expense	—	—	NM	—	—	NM
	803	825	3	2,499	2,491	—
Operating Profit	$184	$151	22	$589	$497	19

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	31.9	32.4	0.5 ppts.	32.1	32.7	0.6 ppts.
Payroll and employee benefits	25.1	25.4	0.3 ppts.	25.2	25.2	— ppts.
Occupancy and other operating expenses	30.8	31.9	1.1 ppts.	31.0	31.2	0.2 ppts.
Restaurant margin	12.2%	10.3%	1.9 ppts.	11.7%	10.9%	0.8 ppts.

Operating margin	18.6%	15.5%	3.1 ppts.	19.1%	16.6%	2.5 ppts.

See accompanying notes.

As discussed in (g) in the accompanying notes, beginning in 2010 the China Division only consists of operations in mainland China and the International Division includes the remainder of our international operations.  We have restated the segment information for 2009 to be consistent with 2010.

YUM! Brands, Inc.
UNITED STATES Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change	Year		% Change
	12/25/10	12/26/09	B/(W)	12/25/10	12/26/09	B/(W)

Company sales	$990	$1,054	(6)	$3,355	$3,738	(10)
Franchise and license fees and income	233	219	6	765	735	4
Total revenues	1,223	1,273	(4)	4,120	4,473	(8)

Company restaurant expenses, net
Food and paper	289	298	3	976	1,070	9
Payroll and employee benefits	290	315	8	994	1,121	11
Occupancy and other operating expenses	272	298	9	908	1,028	12
	851	911	7	2,878	3,219	11
General and administrative expenses	169	152	(12)	492	482	(2)
Franchise and license expenses	24	34	28	70	79	11
Closures and impairment (income) expenses	7	26	72	17	46	62
Other (income) expense	(1)	—	NM	(5)	—	NM
	1,050	1,123	6	3,452	3,826	10
Operating Profit	$173	$150	15	$668	$647	3

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	29.1	28.2	(0.9) ppts.	29.1	28.6	(0.5) ppts.
Payroll and employee benefits	29.4	29.9	0.5 ppts.	29.6	30.0	0.4 ppts.
Occupancy and other operating expenses	27.4	28.4	1.0 ppts.	27.1	27.5	0.4 ppts.
Restaurant margin	14.1%	13.5%	0.6 ppts.	14.2%	13.9%	0.3 ppts.

Operating margin	14.1%	11.8%	2.3 ppts.	16.2%	14.5%	1.7 ppts.

See accompanying notes.

YUM! Brands, Inc.
Consolidated Balance Sheets
(amounts in millions)

	(unaudited)
	12/25/10	12/26/09
ASSETS
Current Assets
Cash and cash equivalents	$1,426	$353
Accounts and notes receivable, less allowance: $33 in 2010 and $35 in 2009	256	239
Inventories	189	122
Prepaid expenses and other current assets	269	314
Deferred income taxes	61	81
Advertising cooperative assets, restricted	112	99
Total Current Assets	2,313	1,208
Property, plant and equipment, net of accumulated depreciation and amortization of $3,273 in 2010 and $3,348 in 2009	3,830	3,899
Goodwill	659	640
Intangible assets, net	475	462
Investments in unconsolidated affiliates	154	144
Other assets	519	544
Deferred income taxes	366	251
Total Assets	$8,316	$7,148
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable and other current liabilities	$1,602	$1,413
Income taxes payable	61	82
Short-term borrowings	673	59
Advertising cooperative liabilities	112	99
Total Current Liabilities	2,448	1,653
Long-term debt	2,915	3,207
Other liabilities and deferred credits	1,284	1,174
Total Liabilities	6,647	6,034

Shareholders’ Equity
Common stock, no par value, 750 shares authorized; 469 shares issued in 2010 and 2009	86	253
Retained earnings	1,717	996
Accumulated other comprehensive income (loss)	(227)	(224)
Total Shareholders’ Equity – YUM! Brands, Inc.	1,576	1,025
Noncontrolling interest	93	89
Total Shareholders’ Equity	1,669	1,114
Total Liabilities and Shareholders’ Equity	$8,316	$7,148

See accompanying notes.

YUM! Brands, Inc.
Consolidated Statements of Cash Flows
 (amounts in millions)
(unaudited)

	Year
	12/25/10	12/26/09
Cash Flows – Operating Activities
Net income – including noncontrolling interest	$1,178	$1,083
Depreciation and amortization	589	580
Closures and impairment (income) expenses	47	103
Refranchising (gain) loss	63	(26)
Contributions to defined benefit pension plans	(52)	(280)
Gain upon consolidation of a former unconsolidated affiliate in China	—	(68)
Deferred income taxes	(116)	72
Equity income from investments in unconsolidated affiliates	(42)	(36)
Distributions of income received from unconsolidated affiliates	34	31
Excess tax benefit from share-based compensation	(69)	(59)
Share-based compensation expense	47	56
Changes in accounts and notes receivable	(12)	3
Changes in inventories	(68)	27
Changes in prepaid expenses and other current assets	67	(7)
Changes in accounts payable and other current liabilities	61	(62)
Changes in income taxes payable	104	(95)
Other, net	137	82
Net Cash Provided by Operating Activities	1,968	1,404

Cash Flows – Investing Activities
Capital spending	(796)	(797)
Proceeds from refranchising of restaurants	265	194
Acquisitions and investments	(62)	(139)
Sales of property, plant and equipment	33	34
Other, net	(19)	(19)
Net Cash Used in Investing Activities	(579)	(727)

Cash Flows – Financing Activities
Proceeds from long-term debt	350	499
Repayments of long-term debt	(29)	(528)
Revolving credit facilities, three months or less, net	(5)	(295)
Short-term borrowings by original maturity
More than three months – proceeds	—	—
More than three months – payments	—	—
Three months or less, net	(3)	(8)
Repurchase shares of Common Stock	(371)	—
Excess tax benefit from share-based compensation	69	59
Employee stock option proceeds	102	113
Dividends paid on Common Stock	(412)	(362)
Other, net	(38)	(20)
Net Cash Used in Financing Activities	(337)	(542)
Effect of Exchange Rate on Cash and Cash Equivalents	21	(15)
Net Increase in Cash and Cash Equivalents	1,073	120
Change in Cash and Cash Equivalents due to Consolidation of an Entity in China	—	17
Cash and Cash Equivalents - Beginning of Year	$353	$216
Cash and Cash Equivalents - End of Year	$1,426	$353
See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) throughout this document, the Company has provided non-GAAP measurements which present operating results in 2010 and 2009 on a basis before Special Items.  Included in Special Items are the U.S. refranchising gain (loss), the depreciation reduction from the KFC restaurants impaired upon our offer to refranchise in 2010, charges relating to U.S. General and Administrative (“G&A”) productivity initiatives and realignment of resources, investments in our U.S. Brands, the losses recognized as a result of refranchising equity markets outside the U.S., a 2009 U.S. Goodwill impairment charge, and the 2009 gain upon our acquisition of additional ownership in, and consolidation of, the operating entity that owns the KFCs in Shanghai, China.  These amounts are described in (d), (e) and (f) in the accompanying notes.

The Company uses earnings before Special Items as a key performance measure of results of operations for the purpose of evaluating performance internally.  This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of earnings before Special Items provides additional information to investors to facilitate the comparison of past and present operations, excluding items in 2010 and 2009 that the Company does not believe are indicative of our ongoing operations due to their size and/or nature.

	Quarter		Year
	12/25/10	12/26/09	12/25/10	12/26/09
Detail of Special Items
Gain upon consolidation of a former unconsolidated affiliate in China	—	—	—	68
Losses as a result of refranchising equity markets outside the U.S.	(52)	—	(59)	(10)
U.S. Refranchising gain (loss)	33	11	(18)	34
Depreciation reduction from KFC restaurants impaired upon offer to sell	4	—	9	—
Charges relating to U.S. G&A productivity initiatives and realignment of resources	(4)	(7)	(9)	(16)
Long John Silver’s/A&W U.S. Goodwill impairment charge	—	(26)	—	(26)
Investments in our U.S. Brands	—	—	—	(32)
Total Special Items Income (Expense)	(19)	(22)	(77)	18
Tax Benefit (Expense) on Special Items	(12)	(1)	7	5
Special Items Income (Expense), net of tax	$(31)	$(23)	$(70)	$23
Average diluted shares outstanding	488	485	486	483
Special Items diluted EPS	$(0.07)	$(0.05)	$(0.15)	$0.05

Reconciliation of Operating Profit Before Special Items to Reported Operating Profit
Operating Profit before Special Items	$459	$397	$1,846	$1,572
Special Items Income (Expense)	(19)	(22)	(77)	18
Reported Operating Profit	$440	$375	$1,769	$1,590

Reconciliation of EPS Before Special Items to Reported EPS
Diluted EPS before Special Items	$0.63	$0.50	$2.53	$2.17
Special Items EPS	(0.07)	(0.05)	(0.15)	0.05
Reported EPS	$0.56	$0.45	$2.38	$2.22

Reconciliation of Effective Tax Rate Before Special Items to Reported Effective Tax Rate
Effective Tax Rate before Special Items	23.8%	29.1%	25.3%	23.1%
Impact on Tax Rate as a result of Special Items	4.3%	2.4%	0.8%	(0.7)%
Reported Effective Tax Rate	28.1%	31.5%	26.1%	22.4%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 12/25/10	China Division	YRI	United States	Corporate and Unallocated	Consolidated
Total revenues	$1,352	$987	$1,223	$—	$3,562

Company restaurant expenses	1,093	653	851	(4)	2,593
General and administrative expenses	80	130	169	85	464
Franchise and license expenses	—	12	24	3	39
Closures and impairment (income) expenses	11	8	7	—	26
Refranchising (gain) loss	—	—	—	12	12
Other (income) expense	(5)	—	(1)	(6)	(12)
	1,179	803	1,050	90	3,122
Operating Profit (loss)	$173	$184	$173	$(90)	$440

Quarter Ended 12/26/09	China Division	YRI	United States	Corporate and Unallocated	Consolidated
Total revenues	$1,116	$976	$1,273	$—	$3,365

Company restaurant expenses	899	679	911	—	2,489
General and administrative expenses	71	119	152	67	409
Franchise and license expenses	—	10	34	—	44
Closures and impairment (income) expenses	3	17	26	26	72
Refranchising (gain) loss	—	—	—	(17)	(17)
Other (income) expense	(4)	—	—	(3)	(7)
	969	825	1,123	73	2,990
Operating Profit (loss)	$147	$151	$150	$(73)	$375

The above table reconciles segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year Ended 12/25/10	China Division	YRI	United States	Corporate and Unallocated	Consolidated
Total revenues	$4,135	$3,088	$4,120	$—	$11,343

Company restaurant expenses	3,180	2,071	2,878	(9)	8,120
General and administrative expenses	216	378	492	191	1,277
Franchise and license expenses	1	36	70	3	110
Closures and impairment (income) expenses	16	14	17	—	47
Refranchising (gain) loss	—	—	—	63	63
Other (income) expense	(33)	—	(5)	(5)	(43)
	3,380	2,499	3,452	243	9,574
Operating Profit (loss)	$755	$589	$668	$(243)	$1,769

Year Ended 12/26/09	China Division	YRI	United States	Corporate and Unallocated	Consolidated
Total revenues	$3,407	$2,988	$4,473	$(32)	$10,836

Company restaurant expenses	2,647	2,068	3,219	—	7,934
General and administrative expenses	188	362	482	189	1,221
Franchise and license expenses	—	39	79	—	118
Closures and impairment (income) expenses	9	22	46	26	103
Refranchising (gain) loss	—	—	—	(26)	(26)
Other (income) expense	(33)	—	—	(71)	(104)
	2,811	2,491	3,826	118	9,246
Operating Profit (loss)	$596	$497	$647	$(150)	$1,590

The above table reconciles segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

Notes to the Consolidated Summary of Results, Consolidated Balance Sheets
and Consolidated Statements of Cash Flows
(amounts in millions, except per share amounts)
(unaudited)

(a)	Percentages may not recompute due to rounding.

(b)	Amounts presented as of and for the quarter and year ended December 25, 2010 are preliminary.

(c)
China Division Other (income) expense includes equity income from our investments in unconsolidated affiliates.  In the year ended December 26, 2009, Unallocated Other (income) expense includes the gain upon our acquisition of additional ownership in, and consolidation of, the operating entity that owns the KFCs in Shanghai, China (see Note d).

(d)
On May 4, 2009 we acquired an additional 7% ownership in the entity that operates more than 200 KFCs in Shanghai, China for $12 million, increasing our ownership to 58%.  Prior to our acquisition of this additional interest this entity was accounted for as an unconsolidated affiliate under the equity method of accounting due to the effective participation of our partners in the significant decisions of the entity that were made in the ordinary course of business.  Concurrent with the acquisition we received additional rights in the governance of the entity, and thus we began consolidating the entity upon acquisition.  As required by GAAP, we remeasured our previously held 51% ownership in the entity, which had a recorded value of $17 million at the date of acquisition, at fair value and recognized a gain of $68 million accordingly. The gain which did not result in a related income tax expense, was recorded as unallocated other income during the quarter ended June 13, 2009 and has been reflected as a Special Item for certain performance measures (see accompanying reconciliation to reported results).  For the year ended December 25, 2010 the consolidation of the existing restaurants upon acquisition increased Company sales by $98 million and decreased Franchise and license fees and income by $6 million.  The consolidation of the existing restaurants upon acquisition increased Operating Profit by $3 million for the year ended December 25, 2010.

(e)
As part of our plan to transform our U.S. business we took several measures (“the U.S. business transformation measures”) in 2010 and 2009 including: expansion of our U.S. refranchising, potentially reducing our Company ownership in the U.S. to below 10%; a reduced emphasis on multi-branding as a long-term growth strategy; G&A productivity initiatives and realignment of resources (primarily severance and early retirement costs); and investments in our U.S. Brands made on behalf of our franchisees such as equipment purchases.  As a result of a decline in future profit expectations for our Long John Silver’s (LJS) and A&W businesses due in part to the impact of the reduced emphasis on multi-branding, we recorded a non-cash charge of $26 million, which resulted in no related income tax benefit, in the fourth quarter of 2009 to write-off goodwill associated with these businesses.  We have traditionally not allocated refranchising (gains) losses for segment reporting purposes and will not allocate the costs associated with the productivity initiatives, realignment of resources, LJS/A&W goodwill impairment and investments in our U.S. Brands to the U.S. segment. Additionally, these items have been reflected as Special Items for certain performance measures (see accompanying reconciliation to reported results).  U.S. refranchising loss recorded in the year ended December 25, 2010 is the net result of gains from 404 restaurants sold and non-cash impairment charges related to our offers to refranchise restaurants in the U.S., principally a substantial portion of our Company operated KFCs.  We have recorded the depreciation reduction for the quarter and year ended December 25, 2010 resulting from the non-cash impairment charge related to these KFCs as a Special Item, resulting in depreciation expense in the U.S. Segment results continuing to be recorded at the rate at which it was prior to the impairment charge being recorded.  Investments in our U.S. Brands recorded in 2009 reflect our reimbursements to KFC franchisees for installation costs of ovens for the national launch of Kentucky Grilled Chicken and have been recorded as a reduction of Franchise and license fees and income.

(f)
During the quarter ended December 25, 2010, we recognized a $52 million loss on the refranchising of our Mexico equity market as we sold all of our company owned restaurants, comprised of 222 KFCs and 123 Pizza Huts, to an existing Latin American franchise partner.  The buyer will also serve as the master franchisor for Mexico which had 102 KFC and 53 Pizza Hut franchise restaurants at the time of the transaction.  During the quarter ended September 5, 2009 we recognized a $10 million refranchising loss as a result of our decision to offer to refranchise our KFC Taiwan equity market.  During the quarter ended March 20, 2010 we refranchised all of our remaining company restaurants in Taiwan, which consisted of 124 KFCs.  We included in our March 20, 2010 financial statements a non-cash write off of $7 million of goodwill in determining the loss on refranchising of Taiwan.  These losses did not result in a related income tax benefit, were not allocated to any segment for performance reporting purposes and have been reflected as Special Items for certain performance measures (see accompanying reconciliation to reported results).

(g)
In 2010 we began reporting information for our Thailand and KFC Taiwan businesses within our International Division as a result of changes to our management reporting structure.  These businesses now report to the President of our YRI Division whereas previously they reported to the President of our China Division.  Beginning in 2010, the China Division only consists of operations in mainland China and the International Division includes the remainder of our international operations.  While this reporting change did not impact our Consolidated results, segment information for previous periods has been restated to be consistent with the current period presentation.

The following table summarizes the 2009 quarterly increases to selected line items within the YRI segment as a result of these segment reporting changes (with equal and offsetting decreases impacting the China Division segment):

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Total
Company sales	$47	$64	$68	$91	$270
Company restaurant expenses	42	57	62	83	244
Operating Profit	3	—	1	2	6